UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011 (April 27, 2011)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On April 27, 2011, the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (“HLS”), which is the general partner of HEP Logistics Holdings, L.P., which is the general partner of the registrant, and Navajo Pipeline Co., L.P., the sole member of HLS, approved Amendment No. 1 (the “LLC Amendment”) to the First Amended and Restated Limited Liability Company Agreement of HLS (the “LLC Agreement”). The LLC Amendment became effective on April 27, 2011. A copy of the LLC Amendment as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.
     The LLC Amendment modifies the notice provisions for meetings of the Board contained in Section 5.4(a) of the LLC Agreement to: (a) expand the list of individuals that are permitted to call special meetings of the Board (or any committee of the Board), (b) reduce the notice period for special meetings of the Board (or any committee of the Board) to be held in person from two days to twenty-four hours, (c) clarify that electronic transmissions including electronic mail constitute written notice and (d) provide that attendance by a director at a meeting constitutes waiver by such director of the notice requirements for such meeting unless such director specifically objects at such meeting on the basis of improper notice.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1	—	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., dated April 27, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY	ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Bruce R. Shaw Bruce R. Shaw
Senior Vice President and Chief Financial Officer
Date: May 3, 2011
[Signature Page]

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

3.1	—	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., dated April 27, 2011